EXECUTION COPY

CONFIDENTIAL EXECUTIVE EMPLOYMENT AGREEMENT

This CONFIDENTIAL EXECUTIVE EMPLOYMENT AGREEMENT dated as of July 14, 2025 (this "Agreement") is entered into by and between Jeremy Krol ("Executive") and Phunware, Inc., a Delaware corporation (the "Company"). Executive and the Company are referred to herein individually as a "Party" and, collectively, as the "Parties."

WHEREAS, the Company desires to employ the Executive on the terms and subject to the conditions set forth in this Agreement, and the Executive has agreed to be so employed;

WHEREAS, the Company provides platforms, products and services relating to mobile devices, applications, digital advertising, blockchain and digital assets to and for customers, including (without limitation) software, digital products, solutions, data, analytics and services to engage, manage, and monetize customers' mobile application audiences, utilizing unique and specialized methods, techniques, strategies, solutions, confidential and trade secrets information, intellectual property, data, training, tools, and other resources, which it has developed and in which it has invested substantial time and money (the "Company Business");

WHEREAS, the Company will provide to Executive, in the course and scope of Executive's employment with the Company and in the performance of Executive's duties and responsibilities for the Company, highly confidential, sensitive, and proprietary information, as well as intellectual property and trade secrets, belonging to the Company, regarding, among other things, the Company and its personnel and contractors, methods and strategies of production and service, finances and other financial information, clients, customers, suppliers, vendors, business partners, and business plans and strategies and that such access will be subject to the terms and conditions of this Agreement;

WHEREAS, the Company will also introduce Executive, in the course and scope of Executive’s employment with the Company and in the performance of Executive’s duties for the Company, to various Company, clients, customers, employees, contractors, vendors, suppliers, and other business relationships, which are highly valuable and unique to the Company and its goodwill, and such introductions and relationships will be subject to the terms and conditions of this Agreement and any other restrictive covenant which the Company may require Executive to execute from time to time; and

WHEREAS, the Executive understands that execution of this Agreement is a condition precedent to commencing and continuing employment with the Company, to being paid compensation and provided other benefits under this Agreement, to receiving any Confidential Information (as defined herein) belonging to the Company, and to being introduced to various Company business relationships;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, terms, conditions, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties, voluntarily and knowingly intending to be legally bound, agree as follows:

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

1.
Employment.
1.1
Title and Duties. Subject to the terms and conditions set forth in this Agreement, Executive's employment hereunder shall be effective as of July 14, 2025. The Executive will be employed in the position of Interim Chief Executive Officer (CEO), with his principal places of employment being his personal residence in Alberta, Canada, or in other location(s), as determined and allocated by Executive from time to time in consultation with the Company's Board of Directors (the "Board"), subject to required business travel in connection with the Company's investors, service providers, customers, partners and new sales opportunities and other duties and responsibilities. As CEO, Executive will report to, be supervised by, and receive instructions and directives from, the Board. Executive will perform such duties and responsibilities as are customary in Executive's position as chief executive officer of a Nasdaq-listed company, including: (a) advocate for the customer brand and consumer experience, cost and revenue benefits and Company solution ROIs; (b) drive adoption of the Company's products and services in new software and digital advertising verticals and markets; (c) collaborate with Company sales and marketing team on lead generation and sales enablement materials; and (d) collaborate with the Company products and technology team on roadmaps, features and functionalities to solve crucial customer problems, or as otherwise directed by the Board. Except for absences or leave permitted or excused under the Company's policies and procedures or under applicable law, Executive will, throughout Executive's employment, devote Executive's full working time, attention, and skills to Executive's duties and responsibilities to the Company and will perform Executive's duties and responsibilities to the Company diligently and faithfully, and to the best of Executive's ability, in furtherance of the business affairs and activities of the Company. All outside business opportunities must be presented to and approved by the Board prior to Executive engaging in or undertaking such opportunities.
1.2
Term. The initial term of Executive’s employment under this Agreement shall be for a period of six (6) months commencing on the Effective Date, unless earlier terminated as provided herein. Thereafter, the Term may renew – entirely at the Board’s option – for successive thirty (30) day periods upon prior approval of the Board. Upon expiration or earlier termination of this Agreement, Executive shall resume his prior role as Chief Operating Officer of the Company under the terms of the Employment Agreement dated January 31, 2025, unless otherwise agreed by the parties in writing.
1.3
Conflicts of Interest. During Executive’s employment with the Company, Executive will not engage, directly or indirectly, in any activity which might harm, damage, adversely affect, or irreparably injure the Company (“Conflict of Interest”), including (i) owning a material interest in any client, customer, vendor, supplier, contractor, distributor, subcontractor, or other entity with which the Company does business; or, (ii) soliciting or accepting any compensation, benefit, payment, service, loan, gift, trip, entertainment, or other favor from any client, customer, vendor, supplier, contractor, distributor, subcontractor, or other entity with which the Company does business. Executive will promptly notify the Company in writing as to each offer received by Executive to engage in any such activity. Executive further agrees to disclose to the Company any other facts of which Executive becomes aware which might involve or give rise to a Conflict of Interest or potential Conflict of Interest. The Parties acknowledge that Executive has informed the Company and the Board that he currently owns or controls an interest in certain business ventures or entities, each of which is not directly or indirectly a competitor of the

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

Company and manages investments and engages in other business endeavors that are not competitive, directly or indirectly, with the Company or any aspect of the Company Business; and Executive acknowledges and agrees that Executive's involvement with each such company is and shall be passive in nature. The Company consents to Executive continuing his duties and responsibilities relating to his ownership interest in any such company during his employment with the Company, provided that such duties and responsibilities do not and will not interfere with the timely performance of his duties and responsibilities to and for the Company (as reasonably determined by the Company).
1.4
Policies and Procedures. The employment relationship between the Company and Executive is governed by, and Executive will at all times be subject to, comply with, observe, and carry out: (a) this Agreement; (b) the Company's rules, regulations, policies and codes of ethics and/or conduct applicable to its executive officers generally and in effect from time to time, including any employee handbooks provided to Executive in writing (including via website or other electronic access); and (c) such other written rules, regulations, policies, codes of ethics and/or conduct, directions, and restrictions as the Company or the Board may from time to time establish, approve and disseminate to employees or officers of the Company generally, including any employee handbooks. The Parties acknowledge and agree that terms and provisions of this Agreement shall govern and control if and to the extent any conflicts exist between any terms or provisions of this Agreement and any Company rules, regulations, policies, plans, programs, procedures, codes of ethics and/or conduct, directions, instructions, orders and/or restrictions, including any employee handbooks.
2.
Compensation.
2.1
Base Salary. During Executive's employment with the Company, the Company will pay Executive a base salary of Twenty-Seven Thousand Eighty-Three and 33/100 US Dollars ($27,083.33) per month, which annualizes to Three Hundred Twenty-Five Thousand and No/100 US Dollars ($325,000.00), less applicable and authorized taxes, deductions and withholdings, and payable in accordance with the Company's regular payroll practices. In this Agreement, Executive's "Base Salary" means the base salary amount stated this Section and modified from time to time in the Company's or the Board's sole discretion. Since Executive’s Base Salary will ultimately be converted to Canadian Dollars for proper taxation and deductions in Canada, a 6-month average USD/CAD exchange rate of 1.3973 will be used to provide a fair representation of the exchange rate close to the Executive’s initial Employment Agreement dated January 31, 2025 and the exchange rate at, or close to, the execution of this Agreement on July 14, 2025.
2.2
Annual Discretionary Bonus. During each calendar year of Executive's employment with the Company, and in addition to any other compensation payable to Executive hereunder, Executive is eligible to receive an annual discretionary bonus starting in 2026, which is targeted, but not guaranteed, to be between fifty percent (50%) and one hundred fifty percent (150%) of Executive's Base Salary ("Bonus"). Executive's Bonus, if any, for any particular calendar year will be awarded, determined, calculated and paid in the Company's or the Board's sole discretion, subject to the Company's financial condition, and based on Executive's and the Company's achievement of certain individual and/or financial performance objectives, goals, benchmarks, targets and/or other milestones established by the Company or the Board for the

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

Company and Executive. Executive's eligibility for and receipt of the Bonus for any particular calendar year is governed by, in accordance with, and subject to applicable plans, policies, and procedures, if any, for the Bonus at issue, which the Company or the Board may establish, approve, implement, modify, or amend from time to time. Any Bonus paid to Executive will be subject to applicable and authorized taxes, deductions, and withholdings. If Executive is employed by the Company on the last date of any time period for which financial performance of the Company is measured to determine a Bonus amount (if any), Executive shall be entitled to receive the applicable Bonus, even if Executive is not employed by the Company on the date payment of any Bonus at issue is made unless the end of Executive's employment is due to a termination for Cause or Executive's resignation without Good Reason.
2.3
Stock Options.
(a)
As an incentive to align Executive's performance with shareholder value creation, the Company will provide to Executive a grant of options to purchase shares of the Company's common stock (collectively, the "Option") within ninety (90) days following the date of execution of this Agreement, which Option grant will have the number of options, exercise prices, dates and vesting schedules based on specified performance thresholds as determined by the Board and its Compensation Committee.
(b)
The Option grant to Executive described in Section 2.3(a) (collectively, the "Option Award") will be subject to a separate Option grant agreement, to be determined by the Board and its Compensation Committee which will outline the specifics of such grant, including, but not limited to, the number of options, exercise prices, dates and vesting schedules based on specified performance thresholds. The Option agreement for such grants will contain provisions regarding forfeiture for cause, resignation, and other restrictions and terms applicable to Option and restricted stock unit ("RSU") grants for the Company's other senior executives, as determined by the Board. In the discretion of the Board or its Compensation Committee, the Initial Option Award may either be granted under the Company's Equity Incentive Plan, as amended (the "Incentive Plan"), or may be issued as a non-plan inducement award, as described in Nasdaq Listing Rule 5635(c)(4).
(c)
Executive also be eligible to receive additional grants of options and/or RSUs awarded, determined and made in the Company's or the Board's sole discretion, subject to the Company's financial condition, and based on Executive's and the Company's achievement of certain individual and/or financial performance objectives, goals, benchmarks, targets and/or other milestones established by the Company or the Board for the Company and Executive. Executive's eligibility for and receipt of any option and/or RSU grant is governed by, and will be in accordance with and subject to, any applicable plans, policies, and procedures, if any, for the option and/or RSU grant at issue, which the Company or the Board may establish, approve, implement, modify, or amend from time to time.

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

2.4
Paid Time Off. During Executive's employment with the Company, Executive is eligible for paid time off ("PTO") commensurate with Executive's position and in no case less than what is established for other Company executive officers, provided that Executive is not eligible to, and will not, be paid any amount for accrued, unused PTO upon termination for any reason. Further, any unused PTO does not carry over from year to year during Executive's employment. Executive may request to take and schedule any PTO pursuant to and in accordance with Company policies, plans, and procedures applicable to the same, subject to the business needs of the Company and provided that Executive otherwise complies with this Agreement and performs all of his job duties and responsibilities as CEO adequately and satisfactorily.
2.5
Fringe Benefits and Perquisites. During Executive's employment with the Company, Executive is entitled to certain fringe benefits or perquisites to the extent the Company provides similar fringe benefits or perquisites (or both) to other Company executive officers. Executive's eligibility and actual participation in such fringe benefits and perquisites will be governed by, in accordance with, and subject to all applicable plans, policies, and procedures which the Company may establish, approve, implement, modify, or amend from time to time for the fringe benefit(s) or perquisite(s) at issue.
2.6
General Benefits. During Executive's employment with the Company, Executive is eligible to participate in the Company's employee benefits program(s), including health and dental insurance, for which other Company executive officers are generally eligible to participate. The Company may change or terminate the benefits it offers to its executive officers from time to time, and this Agreement does not restrict, limit, or preclude Company's right to make such changes or terminate such benefits, except that in no case will other Company executive officers be offered benefits greater than those which may be offered to Executive. Executive's eligibility and actual participation in such benefits will be governed by, in accordance with, and subject to all applicable plans, policies, and procedures which the Company may establish, approve, implement, modify, or amend from time to time for the benefit(s) at issue.
2.7
Business Expenses. During Executive's employment with the Company, Executive is eligible to seek reimbursement for all reasonable and necessary business expenses incurred by Executive in the course and scope of Executive's performance of his duties and responsibilities to the Company under this Agreement, provided that such expenses are consistent with the Company's policies, plans, and procedures in effect from time to time with respect to the same. Executive agrees that any reimbursement for reasonable and necessary business expenses is subject to and must be properly and timely submitted in accordance with the Company's policies, plans, and procedures with respect to reporting, documentation, and payment of such business expenses.
3.
Employment; Termination.
3.1
At-Will Employment. Subject to the terms and conditions set forth in this Agreement, Executive is and will be employed by the Company on an at-will basis, meaning that either Executive or the Company may terminate the employment relationship for any reason. The Parties acknowledge and agree that nothing in this Agreement will be interpreted or construed to alter this at-will employment relationship or to confer on Executive any right with respect to continued employment by the Company for any specified duration. Executive further

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

acknowledges and agrees that this Section 3 outlines the Parties' rights upon different instances or types of terminations of Executive's employment, but it does not limit the reasons or circumstances under which Executive's employment may be terminated by either Party or otherwise alter or modify the at-will employment relationship.
3.2
Termination by the Company. The Company may terminate this Agreement and Executive's employment with the Company at any time with or without Cause by delivery of written notice of such termination to Executive. For purposes of this Section 3.2, "Cause" means (i) Executive's breach of any of Executive's contractual obligations under any agreement with the Company, including this Agreement; (ii) Executive's failure or refusal to perform Executive's duties or responsibilities to the Company; (iii) Executive's failure or refusal to comply with the Company's material policies or procedures or the Company's or the Board's lawful directives; (iv) Executive's act(s), statement(s), omission(s), or other conduct constituting employment discrimination, retaliation, harassment, or other violations of Company equal employment opportunity (EEO) policies or procedures; (v) Executive's commission or conviction of, or plea of guilty or nolo contendere to, (x) a felony or (y) any crime which is, or could reasonably be expected to be, injurious or harmful to the Company or its business reputation; (vi) Executive's fraud, embezzlement, bribery, theft, dishonesty or other misconduct that is, or could reasonably be expected to be, injurious or harmful to the Company or its business reputation; (vii) Executive's unauthorized use, misappropriation, breach of fiduciary duties, destruction or diversion of any tangible or intangible asset, business opportunity, or property of the Company (including, without limitation, your unauthorized use or disclosure of the Company's confidential or proprietary information, trade secrets, or intellectual property); or (viii) Executive's use of illegal drugs, or abuse of alcohol or prescription drugs, in a manner that impairs Executive's ability to perform Executive's duties or responsibilities to the Company; provided that, solely with respect clauses (i), (ii), and (iii) above, Executive's breach of any provision of this Agreement, failure or refusal to abide by the Company's material policies or procedures, or failure or refusal to perform Executive's duties or responsibilities for the Company, which is curable, shall not be deemed "Cause" for termination, unless the Company first gives Executive written notice of its intention to terminate for "Cause" pursuant to clause (i), (ii), or (iii) and the grounds for such termination, and Executive fails or refuses to cure such Cause within ten (10) business days following receipt of such notice.
3.3
Termination by Executive. Executive may terminate this Agreement and Executive's employment with the Company at any time with or without Good Reason. In the event Executive desires to resign Executive's employment with the Company without Good Reason, Executive will provide at least thirty (30) calendar days' advance written notice to the Company of Executive's resignation, which the Company may, in its sole discretion, accept earlier than the full notice period with or without further compensation to Executive. For purposes of this Section 3.3, "Good Reason" means the occurrence of any of the following without Executive's prior written consent: (i) a material reduction in Executive's Base Salary as in effect immediately prior to such reduction (other than an across-the-board reduction, in whatever amount or percentage, approved by the Company or Board that applies on similar terms to other Company officers); (ii) a material reduction in Executive's authority, reporting relationship or material duties or responsibilities; (iii) a material breach by the Company of any material provision of any agreement between the Company and Executive, including this Agreement; or (iv) a requirement that Executive move his principal place of employment with the Company by more than 25 miles.

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

Notwithstanding the foregoing, in order for Executive to resign for Good Reason, Executive must (1) provide written notice to the Company within thirty (30) calendar days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive's resignation, (2) allow the Company at least thirty (30) calendar days from receipt of such written notice to cure such event or, if applicable, provide Executive with an explanation that the acts or events claimed to constitute Good Reason did not occur or otherwise do not constitute Good Reason as described in this Agreement, and (3) if such event is not reasonably cured within such period, resign not later than ten (10) business days after the expiration of the cure period by a written notice which shall state that Executive is exercising the right to terminate for Good Reason.
3.4
Rights Upon Resignation for Good Reason or Termination Without Cause. If the Company terminates Executive's employment without Cause at any time, or if Executive resigns for Good Reason, Executive is entitled to: (a) Executive's Accrued Benefits (as defined below).
3.5
Rights Upon All Other Instances of Termination, Resignation or Separation from Employment. If the Company terminates Executive's employment with Cause at any time or if the Executive resigns or otherwise terminates or leaves Executive's employment with the Company at any time for any reason (other than Good Reason), Executive is entitled only to Executive's Accrued Benefits. For purposes of Section 3.4 and this Section 3.5, "Accrued Benefits" means (a) Executive's unpaid Base Salary, if any, through the date of termination, resignation or separation; (b) reimbursement for Executive's documented, reasonable and necessary business expenses incurred but unpaid, if any, through the date of termination, provided that Executive properly and timely submits such expenses in accordance with and pursuant to the Company's policies, plans, and procedures pertaining to the same; and (c) any other amounts or benefits to which Executive is entitled on termination under applicable law, Company policy or plan, or other agreement to which Executive is a party with the Company.
3.6
Resignation of All Other Positions Upon Any Instance of Termination or Separation from Employment. If the Company terminates Executive's employment at any time for any reason or if the Executive resigns or otherwise terminates or leaves Executive's employment with the Company at any time for any reason, Executive shall be deemed to have resigned or been terminated, effective on the date of termination, resignation or separation of or from employment, from all positions that Executive holds as an officer or member of the Board (or any committee thereof) of the Company or its parent, subsidiaries, divisions, or affiliates.
4.
Return of Company Property and Access to Company Information.
4.1
Return of Property. Promptly upon the end of Executive's employment with the Company for any reason, or promptly at any other time the Company may from time to time request, Executive will return to the Company all memoranda, notes, communications, correspondence, statements, plans, records, reports, printouts, accounts, software, source code, and other documents and data (and copies thereof) relating to, containing, or constituting Confidential Information (as defined below) or Company Business then in Executive's possession, custody, or control, including on any cloud-based storage services or facilities, cell phones, portable electronic storage devices, or computers. Further, promptly upon the end of Executive's employment with the Company for any reason, or promptly at any other time the Company may from time to time

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

request, Executive will return to the Company all other property belonging to the Company (including, but not limited to, laptop computers, desktop computers, phones, tablets, keys, key fobs or cards, bank account information and/or company credit cards (whether electronically stored or otherwise), company vehicles, hard drives, portable electronic storage devices, and any other hard copy and electronically created or stored documents and information, such as Word documents, .pdfs, Excel spreadsheets, .jpgs, .tiffs, .psts, and/or other images or pictures, contacts, and emails) that is then in Executive's possession, custody, or control, including on any cloud-based storage services or facilities, cell phones, portable electronic storage devices, or computers. The foregoing shall not require Executive to purge any of the foregoing data from servers or electronic mail systems maintained by third parties, provided that Executive must take all steps necessary to permanently delete such information from his own possession, custody or control.
4.2
Return of Access. Executive further agrees, upon the end of Executive's employment with the Company for any reason, or promptly at any other time the Company may from time to time request, to return and relinquish all usernames, passwords, credentials, access rights, dual verification codes, answers to verification questions, and all other log-in information necessary to access any Company documents, databases, networks, or other information.
5.
Confidentiality of Agreement. Executive and the Company will keep the terms, negotiation, and existence of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and will not communicate or otherwise disclose to any employee or contractor of the Company (past, present, or future), or to a member of the general public, the terms, negotiation, or existence of this Agreement; provided, however, that (1) each Party may make disclosures to his/her/its tax/financial advisors, auditors, spouse/partner, attorneys, and insurance providers, or other professionals as necessary to receive appropriate advice as applicable to that Party; (2) the Parties may reveal the terms and amount of this Agreement if compelled by court order or applicable law to do so upon reasonable notice to the other Party (if such notice is permitted by applicable law) to allow an opportunity to object to and/or seek protection from such disclosure; (3) the Company may otherwise make disclosures as reasonably necessary for the conduct of the Company's operations and business and/or to implement the terms of this Agreement; and, (4) Executive must, and the Company may, disclose the existence of Executive's restrictive covenants and post-employment obligations under this Agreement or any other agreement or Company policy to Executive's future actual or prospective employers, if any. Executive acknowledges that the Company may have an obligation to file or disclose this Agreement to governmental agencies or other regulatory bodies outside the context of litigation, which the Company may do without Executive's permission or consent. Unless specifically and expressly allowed by this Section, if asked about this Agreement, Executive's and the Company's response will be that Executive and/or the Company do not care to discuss such matters. Nothing in this Section, or in the Agreement generally, will or is intended to prohibit any activity by any Party protected by any applicable law or any communication by any Party with any federal or state government agency, including (without limitation) the Equal Employment Opportunity Commission, the Texas Workforce Commission, the National Labor Relations Board, or the United States Securities and Exchange Commission, with respect to any possible violation by the Company or any affiliate of the Company of any laws, rules, or regulations.
6.
Confidential Information.

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

6.1
Definition of Confidential Information. Executive understands and agrees that non-public information developed by, accessed by, or disclosed to Executive in the performance of Executive's duties for the Company or related to Company's business, including, without limitation, information relating to the Company; the Company Business or any portion thereof; the Company's employees or contractors; its parent, subsidiaries, divisions, and affiliates; its methods, strategies, techniques, processes, and tools of production and service; its client, customer or business partner rosters and lists, including as part of any compilation or list of business contacts in a computer, phone, cloud-based storage facility or service, or other electronic device; the identity, contact information, location, quality, preferences, requirements, pricing for, amounts of and methods of calculating bids or estimates for, sales to and sales volume of, and other assessments and analyses for or of its former, current, and prospective customers, clients, suppliers, vendors, and business partners; its computer networks, systems, accounts, and databases; its products, services, agreements, software, source code, data, protocols, digital assets, investments, and its digital tools and resources utilized in its production and services for any of its former, current, or prospective customers or clients; its intellectual property; its processes, techniques, technologies, and technological and other developments; its marketing and branding strategies, methods, solutions, and techniques; its business plans and strategies; its income, revenue, sales, profits and losses, costs, expenses, general ledgers, and other financial information; its specialized training, methods, or techniques used in the Company Business; and any other non-public business or technical information, intellectual property, or trade secret of the Company and its parent, subsidiaries, divisions, and affiliates, or any collections or compilations of the same, (collectively, "Confidential Information") is proprietary and confidential and represents a valuable, special and unique asset of the Company and/or its parent, subsidiaries, divisions, and affiliates, the disclosure of which would cause continuing and irreparable injury to the Company and/or its parent, subsidiaries, divisions, and affiliates.
6.2
Inclusions and Future Information. The Company and Executive agree that Confidential Information includes past, current, updated and future non-public documents or information of the Company: (i) provided to Executive by the Company or the Board before the Effective Date or before the first day of Executive's employment with the Company; (ii) provided to Executive by the Company after the Effective Date or after the first day of Executive's employment with the Company; (iii) created by Executive, in whole or in part; (iv) used by Executive for the purpose of performing Executive duties for the Company or making decisions relating to the Company Business or any portion thereof; (v) that is otherwise marked or identified as confidential or proprietary; or (vi) that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
6.3
Exclusions. Confidential Information does not include documents or information that is or becomes generally available to and known by the public at the time of disclosure to Executive, provided that such disclosure is through no direct or indirect fault of Executive or person(s) acting on Executive's behalf. Further, Confidential Information does not include any general knowledge, skills, abilities, or experience that Executive learns or develops during Executive’s employment with the Company.
6.4
Nondisclosure of Confidential Information. Executive understands and acknowledges that the Company and its parent, subsidiaries, divisions, and affiliates would not

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

provide or disclose the Confidential Information to Executive, even in connection with Executive employment by the Company, without Executive's agreement not to use or disclose in any manner, at any time, for any purpose other than the performance of Executive's duties and responsibilities to and in the best interests of the Company and its parent, subsidiaries, divisions, and affiliates, any of the Confidential Information. Accordingly, Executive will not use or disclose any of the Confidential Information in any manner, at any time (whether during employment or after termination of employment) and/or for any purpose, other than the performance of Executive's duties and responsibilities to and in the best interest of the Company and its parent, subsidiaries, divisions, and affiliates.
6.5
Notice of Immunity. Notwithstanding the foregoing, Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law may disclose the trade secret to Executive's attorney and use the trade secret information in the court proceeding, if Executive and/or Executive's attorney (x) files any document containing the trade secret under seal; and, (y) does not disclose the trade secret, except pursuant to court order.
6.6
Permitted Communications. Nothing in this Section, or in the Agreement generally, will or is intended to prohibit any communication by any Party permitted by any applicable law, including the National Labor Relations Act, or any communication by any Party with any federal or state government agency, including (without limitation) the Equal Employment Opportunity Commission, the National Labor Relations Board, or the United States Securities and Exchange Commission, with respect to any possible violation by the Company or any affiliate of the Company of any laws, rules, or regulations. Both Parties acknowledge that this Agreement does not limit either Party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency, including (but not limited to) the Equal Employment Opportunity Commission, the United States Securities and Exchange Commission, or the National Labor Relations Board.
7.
Inventions, Copyrights, Patents, and Other Intellectual Property.
7.1
Prior Intellectual Property. Executive represents and warrants to the Company that there are no inventions, developments, discoveries, improvements, ideas, concepts, original works of authorship, or trade secrets that (i) were created or made by Executive before his engagement with the Company, (ii) belong to Executive, (iii) relate to the Company Business or any portion thereof, products, services, or research and development, and (iv) are not assigned to the Company hereunder (collectively, "Prior Inventions"). Executive agrees that Executive will not incorporate, or permit to be incorporated, any Prior Invention owned by Executive or in which Executive has any right, title or interest into a Company product, process, or service without the Company's prior written consent. Notwithstanding the foregoing sentence, if, in the course of Executive's employment with the Company, Executive incorporates into a Company product, process, or service a Prior Invention owned by Executive or in which Executive has any right, title or interest, then Executive hereby grants to the Company a nonexclusive, royalty-free, fully

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell that Prior Invention as part of or in connection with the Company product, process, or service, and to practice any method related thereto.
7.2
Assignment of Intellectual Property. Effective as of Executive's first day of employment with the Company, Executive agrees that any inventions, developments, discoveries, improvements, ideas, concepts, original works of authorship, and trade secrets relating to the Company Business or any portion thereof, including without limitation information of a technical or business nature such as ideas, discoveries, designs, inventions, improvements, trade secrets, know-how, software, writings and other works of authorship; computer programs; digital assets; protocols; applications; financial figures; and employee, contractor, vendor, supplier, business partner, client, customer rosters/lists and related data, which relate in any manner to the actual or anticipated business of the Company or the actual or anticipated areas of research and development of the Company and its parent, subsidiaries, divisions, and affiliates, whether or not protectable by patent or copyright, that have been originated, developed or reduced to practice by Executive alone or jointly with others during Executive's employment with the Company is the property of and belong exclusively to the Company and any right, title or interest Executive has or may have in any of the foregoing is and are, and from and after the date hereof shall be, hereby assigned and transferred by Executive to the Company. Executive will promptly and fully disclose to the Company the origination or development by Executive of any such material and will provide the Company with any information that it may reasonably request about such material. Either during or subsequent to Executive's employment with the Company, upon the request and at the expense of the Company or its nominee, and for no remuneration other than or in addition to that due Executive under this Agreement, but at no expense to Executive, Executive will execute, acknowledge, and deliver to the Company or its attorneys any and all assignments and other instruments which, in the judgment of the Company or its attorneys, may be necessary or desirable to evidence and otherwise provide for any assignment or transfer herein, and to secure or maintain for the benefit of the Company any adequate patent, copyright, trademark, and other property rights in the United States and foreign countries with respect to any such inventions, developments, discoveries, improvements, ideas, concepts, original works of authorship or trade secrets contemplated by this Agreement.
8.
Noncompetition, Nonsolicitation, and Nondisparagement.
8.1
Company's Provision and Disclosure of Its Confidential Information, Trade Secrets, and Business Relationships. The Company places a high value on maintaining the confidentiality and value of the Confidential Information, its goodwill, and its customer, client, business partner and other business relationships, as described in this Agreement. The Company promises that, upon and after Executive's and during Executive's employment with the Company, it will disclose and make available to Executive its Confidential Information, including its trade secrets, and will introduce Executive to certain of its business relationships. The Confidential Information and business relationships provided to Executive will be as necessary for Executive to perform Executive's duties and responsibilities to the Company.
8.2
Covenant Not to Solicit, Hire or Encourage Company Employees, Contractors, Business Partners, Suppliers, or Vendors. In exchange for the Company's agreement to disclose and disclosure of the Confidential Information, including trade secrets, to

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

Executive and the Company's agreement to introduce and introduction of Executive to certain of the Company’s business relationships, except where the Company provides its prior written consent, Executive will not, for a period of two (2) years after the date on which Executive's employment ends for any reason ("Restricted Period"), directly or indirectly induce, solicit, recruit, or encourage any Company employee to leave his or her employment with the Company, any contractor of the Company to cease providing services to or for the Company, or any business partner, supplier or vendor of the Company to cease doing business with the Company, to the extent Executive had a business relationship with or Confidential Information about the employee, contractor, business partner, vendor, or supplier at any time during Executive's employment with the Company. Executive further agrees that Executive will not, during the Restricted Period, directly or indirectly hire, cause to be hired, or participate in the recruitment or hire of, by any person or entity, any employee or contractor of the Company who then is employed by or contracted with the Company or who was employed by or contracted with Company during the six (6) month period prior to Executive's termination, resignation, or separation of employment from the Company to the extent Executive had a business relationship with or Confidential Information about such employee or contractor. The foregoing shall not prohibit the use of general solicitations of employment not directed at an employee or contractor of the Company, nor the hiring of any such person responding to a generalized solicitation.
8.3
Covenant Not to Solicit Clients and Customers. In exchange for the Company's agreement to disclose and disclosure of the Confidential Information, including trade secrets, to Executive and the Company's agreement to introduce and introduction of Executive to certain of the Company’s business relationships, Executive will not, during the Restricted Period, directly or indirectly (a) solicit, call-on, conduct business with, provide, sell or license products or services to, or otherwise provide assistance to any of the Company's now or hereafter existing or prospective clients, customers or partners on the date hereof to and up to and including the date on which Executive's employment with the Company ends regarding any business or products that are competitive with the Company Business or any anticipated business of the Company of which he is aware, or (b) solicit, induce or encourage any such clients, customers or partners of the Company to cease doing business with the Company; to the extent Executive had a business relationship with or Confidential Information about such clients, customers, or partners.
8.4
Covenant Not to Compete. In exchange for the Company's agreement to disclose and disclosure of the Confidential Information, including trade secrets, to Executive and the Company's agreement to introduce and introduction of Executive to certain of the Company’s business relationships, Executive will not, during the Restricted Period, directly or indirectly own, manage, operate, control, be employed by, perform services for, provide assistance to, consult with, solicit business for, participate in, or otherwise be connected with the ownership, management, operation, or control of, any person or entity who or which directly or indirectly competes with the Company or is otherwise directly or indirectly engaged in or competitive with the Company or any part of the Company Business, within the United States.
8.5
Nondisparagement. The Parties acknowledge and agree that the business reputation and goodwill of the Company and its former, current, and prospective clients, customers, officers, directors, employees, members, partners, managers, owners, agents, and representatives are valuable assets which are critical to the Company's goodwill and business relationships and to the continued growth, sustainability and success of the Company.

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

Accordingly, during Executive's employment with the Company and during the Restricted Period, neither Party will make negative statements or comments, orally or in writing, about or relating to or which otherwise disparage or are disparaging to the other Party or the Company Business; any former, current, or prospective Company clients, customers or partners; or any of its or their respective former, current, or prospective officers, directors, employees, members, partners, managers, owners, agents, or representatives, or their respective products or services. Notwithstanding the restrictions imposed in this paragraph, a Party does not violate the terms of this Section by making any truthful statement about the other Party required to be given pursuant to a subpoena or other compulsory legal process or requirement in a court or arbitration proceeding, and provided that such Party otherwise complies with this Agreement.
8.6
Reasonableness. In signing this Agreement, Executive represents and warrants to and agrees with the Company that Executive has carefully read and considered all of the terms and conditions of this Agreement, including, without limitation, the covenants and restraints imposed under this Section. Executive acknowledges and agrees that these covenants and restraints are necessary and appropriate for the reasonable and proper protection of the Company, the Company Business and its Confidential Information, including its trade secrets, and that each and every one of these covenants and restraints is reasonable, and that each of these covenants and restraints, individually or in the aggregate, do not and would not prevent Executive from obtaining other suitable employment during the period in which Executive is bound by such covenants and restraints. Executive further acknowledges and agrees that each of these covenants and restraints has a unique, special, substantial, and immeasurable value to the Company and that Executive has sufficient assets and skills to provide a livelihood while such covenants and restraints remain in force. Executive further acknowledges and agrees that the Company and/or its parent, subsidiaries, divisions, and affiliates have the right to enforce all of Executive's obligations to that individual or entity under this Agreement, including, without limitation, those obligations set forth in this Section and under Sections 4 through 7 of this Agreement.
8.7
Tolling Provision and Reformation. The Parties acknowledge and agree that the period for each of the covenants and restraints set forth in this Section will be tolled on a day-for-day basis for each day during which Executive participates in any activity in violation of any such covenant or restraint as determined by a court of competent jurisdiction, as well as for each day during which a matter is pending in any court for the purpose of enforcing any of the covenants and restraints set forth in this Section, provided that such covenants and restraints are determined by a court of competent jurisdiction to be enforceable in whole or in part or as reformed. In the event any court determines that the time and scope of any covenant, restraint or other provision set forth in this Section is overly broad or unreasonable, the Parties agree to reform, or to have the court reform, such provision to the extent necessary to make such covenant, restraint or other provision reasonable.
9.
Cooperation. Upon the receipt of reasonable notice from the Company or its representatives (including its outside counsel), Executive agrees that for a period of six (6) months after Executive's employment ends for any reason, Executive will respond and provide information with regard to matters in which Executive has knowledge as a result of Executive's employment with the Company and otherwise cooperate with the Company and its representatives to the extent necessary to transition Executive's duties and responsibilities to the Company to Executive's replacement, provided that Executive will not be expected to dedicate more than ten (10) hours

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

per week to such post-employment cooperation pertaining to transition of his duties and if such cooperation requires more than a customarily reasonable amount of Executive's time, the Company will pay Executive a reasonable per diem or hourly rate that is agreed upon in good faith by Executive and the Company (such agreement not to be unreasonably withheld). Additionally, at the Company's cost and expense, upon the receipt of reasonable notice from the Company or its representatives (including its outside counsel), Executive agrees that for a period of one (1) year after Executive's employment ends for any reason, Executive will respond and provide reasonable assistance to and otherwise cooperate with the Company and its directors, officers and representatives (including its outside counsel) in defense of or other action with respect to all claims that have been or may be made against the Company and all other proceedings to which the Company is or may be subject, and will assist the Company in the prosecution of all claims that have been or may be made by the Company, to the extent that such claims or proceedings existed, arose or otherwise relate to any period prior to or during Executive's employment with the Company. Upon presentation of appropriate documentation, the Company will pay or reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in complying with this Section in accordance with the Company's expense reimbursement policy as in effect from time to time.
10.
Indemnification. During Executive's employment with the Company, Executive is entitled to indemnification pursuant to, in accordance with, and governed by the Company's Amended and Restated Bylaws and pursuant to an indemnification agreement between the Company and Executive, in form and substance substantially identical to such agreements entered into by the Company with other senior executives of the Company.
11.
Injunctive Relief. Notwithstanding the requirements of and Parties' obligations in Section 16 (Arbitration) below, Executive acknowledges and agrees that Executive's breach or threatened breach of any of the provisions of Sections 4 through 8 of this Agreement would result in irreparable injury to the Company for which monetary damages would not provide an adequate remedy and that the amount of such damages would be difficult to determine. Therefore, if Executive breaches or threatens to breach any provision of Sections 4 through 8 of this Agreement, the Company and/or its parent, subsidiaries, divisions, and affiliates have the right and remedy to seek specific performance or other injunctive relief, in a court of competent jurisdiction located in or with jurisdiction over Travis County, Texas, in addition to any other available legal or equitable remedies. This Section 11 does not limit any rights or remedies which the Company and/or its parent, subsidiaries, divisions, and affiliates may have to pursue other appropriate proceedings or actions for the amount of any actual or other available damages suffered by the Company and/or its parent, subsidiaries, divisions, and affiliates caused by any failure, refusal, or neglect of Executive to perform Executive's obligations under this Agreement, together with any and all costs and expenses incurred by the Company and/or its parent, subsidiaries, divisions, and affiliates, including reasonable attorneys' fees, in seeking such relief. The Parties acknowledge and agree that the remedies provided in this Section, and in this Agreement generally, are deemed cumulative and the exercise of one does not preclude the exercise of any other remedy at law or in equity for the same event or any other event.
12.
Attorneys’ Fees. Should a Party sue another Party in court for a breach of any provision of this Agreement, the prevailing Party, as determined by a court of competent

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

jurisdiction, is entitled to recover its reasonable attorneys’ fees, costs of court and other expenses of litigation, in addition to any other remedy.
13.
Waiver of Breach. Any waiver by the Company of a breach of any provision of this Agreement will not operate as or constitute a waiver of any of the terms of the Agreement with regard to any subsequent breach.
14.
Fair Competition. The Parties acknowledge and agree that the Company has its own confidential information, intellectual property, and trade secrets relating to the Company Business, and will provide Executive with this information during Executive's employment with the Company. The Company specifically instructs Executive not to bring, disclose, or use, and Executive will not bring, disclose, or use, in any fashion, any confidential information, intellectual property, trade secrets, proprietary information, data or technology, or client or customer information belonging to any third party or prior employer, to, at or for the Company. Executive will ensure that all such information or documents which may have been in Executive's possession, including those that might be at Executive's residence or storage unit(s), in Executive's vehicle(s), or on any personal computer(s), cell phone(s), portable storage devices, cloud storage facilities or services, or hard drives, are returned and/or deleted in accordance with any policy of or agreement with any third party or prior employer. The Company does not authorize Executive to, and Executive will not, use or disclose any such information to the Company or any of its executive officers or contractors. Executive further represents and warrants to and agrees with the Company that Executive's employment with the Company and/or the performance of Executive's duties and responsibilities to the Company does not and will not violate any agreement to which Executive is a party and, to the extent permitted by such agreements and/or applicable law, that Executive has disclosed to the Company any agreements relating to prior employment that may affect Executive's ability to perform any of Executive's duties and responsibilities to the Company or that may limit the manner in which Executive may be employed, including any noncompetition agreements, nonsolicitation agreements, confidentiality, and nondisclosure agreements with any other employer or third party. Executive acknowledges and agrees that if Executive does not disclose the existence of such agreements or restrictive covenants to the Company, Executive represents and warrants to and agrees with the Company that no such agreements or restrictive covenants exist. Executive acknowledges and agrees that, in entering this Agreement and employing Executive pursuant to the terms herein, the Company is relying and will continue to rely on the promises, duties, representations, and assurances in this Section.
15.
Governing Law. This Agreement and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement are governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions that could cause the applications of the laws of any jurisdiction other than the State of Texas.
16.
Arbitration. Except as required and specified in Section 11 (Injunctive Relief) above, any dispute, controversy, or claim arising out of or related to this Agreement or any breach of this Agreement shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively in Austin, Texas, before and in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association before a single arbitrator, provided that the Parties may seek injunctive or equitable relief from a court of

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

competent jurisdiction pursuant to Section 11 of this Agreement; and provided further, that in the event there are claims that cannot be subject to mandatory arbitration under Section 11 of this Agreement or otherwise as a matter of law, the Parties agree to submit such claims to the exclusive jurisdiction of the state and federal courts of Texas, located in Austin, Texas, and AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL. The arbitration proceedings will be confidential. The arbitrator's award will be final and binding upon all Parties and judgment upon the award may be entered in any court of competent jurisdiction in any state of the United States. Each Party will bear its own costs and expenses (including attorneys' fees and costs) incurred in connection with any such arbitration proceeding, except that the Parties will split the arbitrator’s fees evenly. For purposes of any actions or proceedings ancillary to the arbitration referenced above (including, but not limited to, proceedings seeking injunctive or other equitable relief pursuant to Section 11 of this Agreement or to enforce an arbitration award), the Parties agree to submit to the exclusive jurisdiction of the state and federal courts of Texas located in Austin, Texas, and AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL.
17.
Entire Agreement; No Reliance. This Agreement is the entire agreement of the Parties with regard to Executive's employment with the Company and all other agreements and understandings, whether written or oral, if made prior to this Agreement between the Company and Executive, are merged with and into this Agreement so that the provisions of any such prior agreement(s) or understanding(s) are void and of no further force and effect, except for any separate award agreement entered into by and between the Company and Executive with respect to Executive's restrictive stock units, and the terms of any other agreements and/or Company policies in force with regard to Executive's post-employment obligations (including any confidentiality or nondisclosure agreements and other restrictive covenants). No person or entity has any authority to make any representation or promise for or on behalf of any Party not set forth in this Agreement. The Parties agree that, in executing this Agreement, they do not and have not relied on any document, representation or statement, whether written or oral, other than those specifically set forth or specifically referenced in this Agreement. Neither Party is relying upon a legal duty, even if one might exist, on the part of the other Party (or such Party's directors, officers, agents, representatives, or attorneys) to disclose any information in connection with the preparation, negotiation, execution or delivery or performance of this Agreement, except as otherwise expressly provided herein. The Parties expressly acknowledge and agree that no lack of information on the part of either Party is a ground for challenging this Agreement. The recitals to this Agreement are incorporated into and made a part of this Agreement for all purposes.
18.
No Modification, Amendment or Waiver. No term, provision or condition of this Agreement may be modified, amended or waived in any respect except by a writing executed by both of the Parties.
19.
Survival. The Company's rights and remedies, and Executive’s post-employment obligations and restrictions, under this Agreement, including (without limitation) in Sections 4 through 9, shall survive Executive's employment with the Company.
20.
Successor and Assigns. This Agreement is personal to each of the Parties. Except as provided in this Section, no Party may assign or delegate any rights or obligations under this Agreement without first obtaining the written consent of the other Party, provided that the Company may assign this Agreement to any successor of or to the Company or to all or

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

substantially all of the business and/or assets of the Company. As used in this Agreement, the "Company" shall include the Company and any successor to the Company or its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by agreement, operation of law or otherwise.
21.
Effective Date. The "Effective Date" of this Agreement is July 14, 2025, and the first day of Executive's employment will be on July 14, 2025; provided, however, that any obligations under this Agreement relating to the protection of the Company's Confidential Information shall be effective as of the first date that the Company or the Board shared any Confidential Information with Executive.
22.
Counterparts; Electronic Signature. The Parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one agreement. Either Party may execute this Agreement by facsimile or electronic signature, and the other Party is entitled to rely upon such facsimile or electronic signature as conclusive evidence that this Agreement has been duly executed by such Party.
23.
Severability. If any provision or clause of this Agreement, or portion of it, is held by any court or other tribunal of competent jurisdiction to be illegal, invalid, or unenforceable in such jurisdiction, the remainder of such provision or clause is not thereby affected and will be given full effect, without regard to the invalid portion. It is the intention of the Parties that, if any court construes any provision or clause of this Agreement, or any portion of it, to be illegal, void or unenforceable because of the duration of such provision or the area matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.
24.
Tax Matters.
24.1
Tax Advice. The Company has made no warranty or representation to Executive with respect to the income tax consequences of the transactions contemplated by this Agreement, and Executive is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Executive is advised to consult with his own tax advisor.
24.2
Withholding. The Company will withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.
24.3
Section 409A Compliance. This Agreement is construed and interpreted to the maximum extent possible in a manner to avoid any adverse tax consequences to Executive under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). However, notwithstanding any other provision of this Agreement, if at any time the Company determines that this Agreement may be subject to Section 409A, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Company determines are necessary or appropriate for this Agreement to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding any other provision of this Agreement, the Company is not liable for any tax imposed on the Employee under the Code.

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

Confidential Executive Employment Agreement (J. Krol - Interim CEO).

EXECUTIVE'S SIGNATURE BELOW MEANS THAT EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT AND AGREES AND CONSENTS TO ALL THE TERMS AND CONDITIONS CONTAINED HEREIN KNOWINGLY AND VOLUNTARILY, AND SPECIFICALLY AND EXPRESSLY INTENDS TO BE BOUND BY THE SAME.

EXECUTIVE:

JEREMY KROL

(Signature)

(Printed Name)

(Date)

COMPANY:

PHUNWARE, INC.

(Signature)

(Printed Name)

(Date)

Signature Page to Confidential Executive Employment Agreement